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                                                                    EXHIBIT 23.1
                                                                    ------------

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS
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     We consent to the incorporation by reference into the Registration
Statement (Form S-8, No. 333-84081) pertaining to the 1999 Employee Stock Purchase Plan and the 1996 Stock Incentive Compensation Plan of WatchGuard Technologies, Inc. and in the Registration Statement (Form S-8, No. 333-43562) pertaining to the 2000 Stock Option Plan of WatchGuard Technologies, Inc. of our report dated November 2, 2000, with respect to the financial statements of Qiave Technologies Corporation included in the Current Report (Form 8-K/A) of WatchGuard Technologies, Inc. as filed on December 1, 2000.


                                                           /s/ ERNST & YOUNG LLP


Boston, Massachusetts

December 1, 2000